Exhibit 99.1


         Per-Se Technologies Files For 10-K Filing Extension;
                   Reaffirms First Quarter Guidance

    ATLANTA--(BUSINESS WIRE)--March 16, 2004--Per-Se Technologies, Inc. (Nasdaq:PSTI) announced today that it has filed for an automatic 15-day extension with the U.S. Securities and Exchange Commission for the filing of its 2003 annual report on Form 10-K. The Company expects to file its Form 10-K by March 30, 2004, the extension deadline.
    As part of their year-end 2003 audit, the Company's external auditors advised the Company and the audit committee of the Company's board of directors that additional procedures should be performed in connection with allegations of improprieties made in 2003. These additional procedures are necessary under Statement of Auditing Standards No. 99, ("SAS 99"), which became effective for periods beginning on or after December 15, 2002.
    To perform the additional procedures, the audit committee selected the same outside accounting firm that previously assisted in reviewing certain of these allegations. The 15-day extension is necessary in order to complete these additional procedures, which could not be completed within the new accelerated filing deadline of March 15, 2004. The Company expects to file its Form 10-K by the extension deadline.
    Excluding costs associated with the additional work required for the year-end audit, the Company is comfortable with its previously issued first quarter 2004 earnings per share guidance of $.10 to $.13 per share on a fully diluted basis from continuing operations.

    About Per-Se Technologies

    Per-Se Technologies (Nasdaq: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare. Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations and the costs or outcome of work performed in conjunction with the Company's year-end audit as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, the expectation that the Company will file its Form 10-K by March 30, 2004, earnings per share from continuing operations projections excluding costs associated with additional work required for the year-end audit, and the outcome, costs and earnings and cash flow impact of work performed in conjunction with the Company's year-end audit. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to, failure to complete additional procedures being performed within the time frame expected, failure to realize improvements in performance, efficiency and profitability, failure to complete anticipated sales under negotiations, failure to successfully implement sales backlog, lack of revenue growth, client losses and adverse developments or increased costs with respect to litigation and adverse developments with respect to additional work performed in conjunction with the year-end audit and with respect to the operation or performance of the Company's business units or the market price of its common stock. Additional factors that would cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Safe Harbor Compliance Statement included in the Company's Form 10-Q for the quarter ended September 30, 2003 and Form 10-K for the year ended December 31, 2002. The Company disclaims any responsibility to update any forward-looking statements.
    The Company believes that earnings per share from continuing operations excluding costs associated with additional work required for the year-end audit is an additional meaningful measure of operating performance. However, this information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating and other financial information as determined under U.S. generally accepted accounting principles (GAAP). No reconciliation of this non-GAAP measure to the most comparable GAAP measure is presented as the costs associated with the additional work required for the year-end audit are not currently known.

    CONTACT: Per-Se Technologies
             Michele Howard, 770-444-5603
             michele.howard@per-se.com
               or
             Manning Selvage & Lee
             Shannon Whalen, 404-870-6835
             shannon.whalen@mslpr.com